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                                                                                      Exhibit 99

                                       ONCOR ELECTRIC DELIVERY COMPANY
                                 CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                                 (Unaudited)

                                                                                  Twelve Months Ended
                                                                                      March 31, 2004
                                                                                  --------------------
                                                                                  (millions of dollars)
         Operating revenues:
            Affiliated..................................................               $1,461
            Nonaffiliated ..............................................                  642
                                                                                       ------
                Total operating revenues................................                2,103

         Operating expenses:
            Operation and maintenance...................................                  787
            Depreciation and amortization...............................                  317
            Income taxes................................................                  108
            Taxes, other than income....................................                  375
                                                                                       ------
                Total operating expenses................................                1,587
                                                                                       ------

         Operating income ..............................................                  516

         Other income and deductions:
            Other income................................................                    9
            Other deductions............................................                    3
            Nonoperating income taxes...................................                   18

         Interest income................................................                   49

         Interest expense and related charges...........................                  290
                                                                                       ------

         Net income.....................................................               $  263
                                                                                       ======
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